UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2007
Cytyc Prenatal Products Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20703 (Commission File Number)	77-0054952 (IRS Employer Identification No.)

1240 Elko Drive, Sunnyvale, CA (Address of Principal Executive Offices)	94089 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (408) 745-0975
Adeza Biomedical Corporation
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction
     As previously disclosed, on February 11, 2007, Adeza Biomedical Corporation, a Delaware corporation (the “Company”), Cytyc Corporation, a Delaware corporation (“Cytyc”), and Augusta Medical Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Cytyc (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Purchaser offered to purchase all of the shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for a price of $24.00 per Share, net to the holder thereof, in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 16, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented, constitute the “Offer”).
     Upon the expiration of the subsequent offering period of the Offer at 12:00 midnight, New York City time, on Friday, March 30, 2007, Purchaser owned or had accepted for payment 16,816,572 Shares, representing approximately 96% of the outstanding Shares. On April 2, 2007, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Cytyc. In connection with the Merger, the Company’s name was changed from “Adeza Biomedical Corporation” to “Cytyc Prenatal Products Corp.”
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As a result of the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Global Select Market. Accordingly, following completion of the Merger, the Company notified The NASDAQ Stock Market and requested that the Shares be withdrawn from listing on The NASDAQ Global Select Market prior to the open of trading on April 3, 2007. As a result, the Shares will no longer be listed on The NASDAQ Global Select Market. The Company also intends to file with the Securities and Exchange Commission (the “SEC”) a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 8.01. Other Events.
     Closing of the Merger
     On April 2, 2007, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Cytyc. In connection with the Merger, the Company’s name was changed from “Adeza Biomedical Corporation” to “Cytyc Prenatal Products Corp.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC PRENATAL PRODUCTS CORP. (f/k/a ADEZA BIOMEDICAL CORPORATION)
By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan
President

Date: April 2, 2007